MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this "Agreement") dated as of June ___, 2009 between MAS Energy, LLC a Florida limited liability company ("Parent"), MAS Energy LFG 1, LLC ("Buyer") and Global Energy Holdings Group Inc. a Delaware corporation ("Seller") (with each of Seller and Buyer being referred to herein individually as a "Party" and collectively as the "Parties").

WHEREAS, on January 7, 2009 GES - Port Charlotte, LLC, a Georgia limited liability company (the "Company"), was formed;

WHEREAS, the Company entered into Project Assignment Agreement, dated January 20, 2009, with North American Natural Resources-Southeast, LLC ("North American") for the acquisition of landfill gas and development rights for the Zemel Road Landfill located in Charlotte County, FL (the "Site");

WHEREAS, the Company entered into a Novation of Contract by Substitution of New Party for Discharged Party, dated January 22, 2009 (the "Novation"), with North American and Charlotte County, FL, a political subdivision of the State of Florida (the "County");

WHEREAS, the Company, through the Project Assignment Agreement, secured the landfill gas and project development rights for a landfill gas to energy project (the "Project") at the Site;

WHEREAS, as of the date hereof Seller constitutes all of the members of the Company owning 100% of the membership interest in the Company (the "Membership Interest"); and

WHEREAS, Seller desires to sell and Buyer desires to purchase the Membership Interest on the terms and conditions provided for herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereto agree as follows:

SECTION 1 Purchase and Sale of Membership Interest.

Section 1.1 *Purchase and Sale of Membership Interest.* In exchange for the consideration as provided in Section 1.2 below and upon the terms, covenants, conditions and provisions of this Agreement, at the Closing (as defined below) Seller agrees to sell, assign and transfer to Buyer all of Seller's right, title and interest in and to the Membership Interest and Buyer agrees to purchase the Membership Interest.

Section 1.2 *Consideration.* The consideration for the Membership Interest consists of payment in the aggregate amount of $250,000 payable in cash (the "Consideration").

Section 1.3 *Closing*. The closing shall occur on the first to occur of June 18, 2009 or the first business day following the date on which this Agreement is executed and delivered by the Parties (the "Closing Date") at the offices of Milam Howard Nicandri Dees & Gillam, P.A., 14 East Bay Street, Jacksonville, Florida 32202 by the electronic transfer of documents or at such other location as shall be mutually agreed upon by the Parties (the "Closing").

SECTION 2 Debts, Obligations and Liabilities. All debts, obligations and liabilities of the Company shall be allocated between Buyer and Seller as set forth on Schedule 1 attached hereto. Except as expressly indicated in Schedule 1, Buyer shall assume no debts, obligations or liabilities of the Company as a result of the purchase of the Membership Interest contemplated hereby. Any debt, obligation, or liability of the Company allocated to Seller on Schedule 1 shall be satisfied in full by Seller prior to the Closing Date. Any debt, obligation or liability of the Company not allocated on Schedule 1 to Buyer for which Buyer is invoiced or notified, and which is not allocated to Buyer on Schedule 1 shall be promptly forwarded to Seller for payment.

SECTION 3 Allocation of Contracts and Assets. All contracts whether written or oral to which the Company is a party and all assets, including landfill gas rights, held by the Company (collectively, the "Contracts and Assets") shall be allocated between Seller and Buyer as indicated on Schedule 2 attached hereto. Buyer shall acquire all rights and interests in the Contracts and Assets allocated to Buyer on such schedule. All Contracts and Assets allocated to Buyer on Schedule 2 shall remain the property of the Company.

SECTION 4 Representations and Warranties of Seller. Seller represents and warrants to the Buyer that the statements contained in this Section 4 are true and correct.

Section 4.1 *Organization, Qualification and Corporate Power*. The Seller is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware. The Company is a limited liability company duly organized, validly existing and in corporate and tax good standing under the laws of the State of Georgia, but has not taken any action to become qualified to conduct business in the State of Florida or any other jurisdiction. The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer complete and accurate copies of its Articles of Formation and Operating Agreement. The Company is not in default under or in violation of any provision of its Articles of Formation or Operating Agreement. For purposes of this Agreement, "Company Material Adverse Effect" means a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company.

Section 4.2 *Capitalization*. The Company has one class of membership interest. As of the date of this Agreement 100% of the membership interests in the Company are owned by the Seller. Subject to the terms of the Operating Agreement of the Company (a copy of which has been provided to the Buyer), (a) the membership interests of the Company are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights, (b) there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of its membership interests, and (c) there are no agreements to which the

Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company. To the knowledge of the Seller, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company. All of the issued and outstanding membership interests in the Company were issued in compliance with applicable federal and state securities laws.

Section 4.3 *Authorization of Transaction*. The Seller and the Company have all requisite power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder. The execution and delivery by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly and validly executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

Section 4.4 *Noncontravention*. Neither the execution and delivery by the Seller of this Agreement, nor the consummation by the Seller of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Seller or the charter, By-laws or other organizational document of any of its subsidiaries, (b) require on the part of the Seller or any of its subsidiaries any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), other than filings required to be made on Form 8-K with the U.S. Securities and Exchange Commission under the Securities Exchange Act; provided that no representation is made with respect to any filing with, or any permit, authorization, consent or approval from, the County, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company is a party or by which the Company is bound or to which any of its assets is subject, provided that no representation is made with respect to the Landfill Gas Purchase Agreement, the Site Lease Agreement or the Novation listed on Schedule 2, (d) result in the imposition of any Security Interest (as defined below) upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement: "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business (as defined below) of the Company and not material to the Company; and "Ordinary Course of Business" means the ordinary course of the Company's business, consistent with past custom and practice (including with respect to frequency and amount).

Section 4.5 *Subsidiaries*. The Company has no direct or indirect equity interest in any corporation, partnership, joint venture or other entity.

Section 4.6 *Financial Statements*. The Seller has provided to the Buyer (a) the unaudited balance sheet of the Company as of March 31, 2009 (the "Most Recent Balance Sheet Date"). The Most Recent Balance Sheet has been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except for the absence of any notes), fairly presents the financial condition of the Company as of the date thereof and is consistent with the books and records of the Company.

Section 4.7 *Absence of Certain Changes*. Since the Most Recent Balance Sheet Date, there has occurred no event or development with respect to the Company or, to the knowledge of the Seller, with respect to the Site, which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Company Material Adverse Effect.

Section 4.8 *Liabilities*. Except as set forth or described in the Most Recent Balance Sheet or in Schedule 1, and except for obligations and liabilities under the contracts disclosed in Schedule 2, the Company has no financial liabilities or other liabilities of the kind that would be required to be disclosed on a balance sheet of the Company prepared in accordance with GAAP.

Section 4.9 *Tax Matters*.

(a) For purposes of this Agreement, the following terms shall have the following meanings:

(i) "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

(ii) "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

(b) The Company has timely filed all Tax returns that it was required to file, such returns are correct and complete in all material respects, and the Company has timely paid all Taxes shown thereon as owing by the Company for periods ending on or before the Closing Date.

(c) There are no unpaid Taxes due and payable by the Company.

(d) The Company has not granted (nor is it subject to) any waiver currently in effect of the period of limitations for the assessment of Tax, no unpaid Tax deficiency has been asserted against the Company by any taxing authority, and there is no pending examination, administrative or judicial proceeding, or deficiency or refund litigation, with respect to any Taxes of the Company

(e) The Company is, and at all times has been, treated as a partnership for federal income tax purposes.

Section 4.10 *Assets*. The Company neither owns nor leases any tangible assets.

Section 4.11 *Real Property*. The Company owns no real property.

Section 4.12 *Real Property Leases*. The Site as more particularly described in Exhibit 2 of that certain Site Lease Agreement dated July 22, 2008 between the County and North American is leased or subleased by the Company pursuant to the terms of the Novation and the Site Lease Agreement. The Seller has delivered to the Buyer complete and accurate copies of the Site Lease Agreement and the Novation. With respect to the Novation and the Site Lease Agreement:

1. the agreement is legal, valid, binding, enforceable and in full force and effect, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles;

2. the agreement will continue to be legal, valid, binding, enforceable and in full force and effect, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles, immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing, provided that no representation is made with respect to the effect upon any rights or obligations under such agreement of the change of ownership of the Company resulting from the sale by the Seller to the Buyer of the Membership Interest;

3. neither the Company nor, to the knowledge of the Seller, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Seller, any other party under such agreement;

4. the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

5. the Seller is not aware of any Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or the occupancy by the Company of the property subject thereto, provided that no representation is

made with respect to the effect of any applicable laws of the State of Florida, or any subdivision thereof, including the County, that impose any restriction on the use of any such property.

Section 4.13 *Contracts*. Schedule 2 is a true, complete and correct list of all agreements to which the Company is a party (written or oral). The Seller has delivered to the Buyer a complete and accurate copy of each agreement listed in Schedule 2. With respect to each agreement so listed: (a) the agreement is legal, valid, binding and enforceable and in full force and effect, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles; (b) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles, immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (c) the Company nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Seller, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Seller, any other party under such contract.

Section 4.14 *Powers of Attorney*. There are no outstanding powers of attorney executed on behalf of the Company.

Section 4.15 *Litigation*. There is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a "Legal Proceeding") which is pending or has been threatened in writing against the Company.

Section 4.16 *Employees*. The Company does not have nor has it ever had any employees.

Section 4.17 *Environmental Matters*. The Company has complied with all applicable Environmental Laws (as defined below). There is no pending or, to the knowledge of the Seller, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any Subsidiary, provided that no representation is made with respect to the compliance with applicable Environmental Laws by the County or any other person or entity with respect to the construction, operation or management of the landfill operated at the Site, the transportation or disposition of materials to, at, or from such landfill, or the conduct of any environmental audit or investigation at such landfill. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping

of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA").

Section 4.18 *Legal Compliance*. The Company and the conduct and operation of its business, are in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.19 *Permits*. The Company is in the process of applying for air, solid waste. construction and operating permits from the County and relevant subdivisions and agencies of the government of the State of Florida to enable it to perform its obligations under the Landfill Gas Purchase Agreement, the Site Lease Agreement and the Novation. The applications filed for such permits and the statements contained therein are, to the knowledge of Seller and the Company, true and correct in all material respects. The Seller has not received any notification from the County or such other governmental subdivisions or agencies that such permits will not be issued, nor is it aware of any reason why such permits should not be issued subject to the Company's need for financial and managerial resources to pursue such permits, and compliance by the Company with the requirements of the permitting process.

Section 4.20 *Brokers' Fees*. Neither the Company nor the Seller has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

Section 4.21 *Books and Records*. The minute books and other similar records of the Company contain complete and accurate records of all actions taken at any meetings of the Company's managers or members and of all written consents executed in lieu of the holding of any such meeting.

Section 4.22 *Disclosure*. No representation or warranty by the Seller contained in this Agreement or any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Seller pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading; provided that it is expressly understood that (i) the Company has no operations or revenues, and has no assets other than its rights under the contracts disclosed in Schedule 2, and (ii) without limiting clause (i), the Company has no cash or available lines of credit and has no other financial resources or access to credit, or to other sources of equity or

debt financing, that would enable it to obtain the permits described in Section 4.19 or to perform such contracts.

SECTION 5 <u>Indemnification</u>

Section 5.1. *Indemnification by Seller*.

(a) If the Closing occurs, and subject to the provisions of subsection (b), Seller hereby agrees to indemnify and to hold Buyer harmless from, against and in respect of damage, loss or liability (excluding any indirect or consequential damages) (collectively "Losses") incurred by Buyer arising out of (i) any misrepresentation, breach of any representation or warranty or non-fulfillment of any covenant or agreement of Seller made under this Agreement, (ii) any debts, obligations or liabilities of Seller or the Company other than those liabilities specifically allocated to Buyer on Schedule 1 or Schedule 2 attached hereto, and (iii) any debts, obligations or liabilities of Seller arising after the Closing Date. Any sums due and payable to Buyer and arising out of a breach of any of the representations, warranties, indemnities, covenants and agreements made by Seller under this Agreement or pursuant hereto, shall be immediately due and payable on demand.

(b) Seller's obligations to indemnify Buyer shall be subject to the following: (i) no claim for Losses arising out of a breach of any representation or warranty or covenant or agreement of Seller shall be made after the eighteen month anniversary of the Closing date, provided that such limitation shall not apply to a breach of Sections 4.2 or 4.9, and (ii) Seller's liability under this Section 5 shall not exceed the Purchase Price, provided that such limitation shall not apply to a breach of Sections 4.2 or 4.9.

Section 5.2. *Indemnification by Buyer*. If the Closing occurs, Parent hereby agrees to indemnify and to hold Seller harmless from, against and in respect of Losses incurred by Seller arising out of (i) any misrepresentation, breach of warranty or non-fulfillment of any covenant or agreement of Buyer made under this Agreement, (ii) any debts, obligations or liabilities identified on Schedule 1 or Schedule 2 as being retained by the Company or assumed by Buyer and (iii) any debts, obligations, or liabilities of Buyer or the Company arising after the Closing Date. Any sums due and payable to Seller and arising out of a breach of any of the representations, warranties, indemnities, covenants and agreements made by Buyer under this Agreement or pursuant hereto, shall be immediately due and payable on demand.

Section 5.3 *Exclusive Remedy*. If the Closing occurs, except for actions grounded in fraud, the remedies provided in this Section 5 constitute the sole and exclusive remedies for recoveries against another Party for breaches of the representations, warranties, covenants and agreements in this Agreement and for the matters specifically listed in this <u>Section 5</u> as being indemnified against, but neither the foregoing nor anything else in this Agreement shall limit the right of a Party to seek specific performance of this Agreement or of any contract, document or other instrument executed and delivered pursuant to this Agreement

SECTION 6 Post-Closing Covenants

Section 6.1 *Cooperation*. Following the Closing, the Parties agree to cooperate and take all commercially reasonable actions needed to transfer any other contracts or assets between the Parties in a manner that is consistent with the intentions of the Parties as expressed in this Agreement. In addition, Seller agrees to cooperate with and assist the Company, at Seller's expense, after the Closing with any issues that may arise with the County. Provided, however, Seller shall have no obligation to file any applications or pay any filing fees pursuant to this Section 6.1.

Section 6.2 *Project Development Agreement*. Promptly after the date of this Agreement, Buyer and Seller shall use their best efforts to negotiate a definitive agreement pursuant to which Buyer will use project development services from Seller to continue development of the Project, including but not limited to, engineering, permitting, power purchase agreement negotiations, interconnection agreements, and other activities as required for Buyer to secure project financing for the Project. The Parties intend to complete the documentation and execution of such Project Development Agreement within 30 days after the Closing.

SECTION 7 Costs and Expenses. Each Party shall be responsible for the payment of all costs and expenses incurred by such Party in connection with this Agreement and the transactions contemplated hereby.

SECTION 8 Waiver and Consent to Transfer. By its signature below, in its capacity as the sole member of the Company, Seller hereby consents to the transfer of the Membership Interest as provided in this Agreement. In connection with the transfer of such interest in the Company as contemplated herein, the Seller hereby waives any and all rights that it may have been granted in its capacity as a member of the Company in connection with the transfer or sale of the interests in the Company and Seller hereby releases the Company from any and all claims Seller may have against the Company, based in full or part upon, or relating in any way to, the sale, purchase and transfer of the Membership Interest as contemplated herein.

SECTION 9 Remedies and Attorneys' Fees. Subject to the provisions of Section 5.3, in the event of a breach of this Agreement, the Parties hereto shall be entitled to seek any and all remedies available at law or in equity, including without limitation, an injunction restraining and enjoining the other Party from breaching, or continuing to breach, the terms of this Agreement. In the event of a dispute arising out of this Agreement, the prevailing Party shall be entitled to recover from the non-prevailing Party, in addition to all other legal and/or equitable remedies, the costs of litigation, including reasonable attorneys' fees.

SECTION 10 Miscellaneous. This Agreement may be executed in counterparts and exchanged by facsimile. This Agreement shall be construed and interpreted in accordance with the substantive laws of the State of Florida, without regard to conflict of law principles. This Agreement shall not be modified except in writing and signed by the Parties. This Agreement shall be fully binding on each Party's heirs, successors and assigns. If any provision, sentence, or paragraph of this Agreement, or portion of this Agreement, is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the provision and the

Agreement shall be construed as if not containing the particular invalid or unenforceable provision or portion thereof, and the rights and obligations of the Parties shall be construed and enforced accordingly, and the remaining provisions shall nevertheless continue in full force and effect. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter contained herein. At any time, and from time to time, after the Closing, on one Party's request, and without further consideration, the other Party shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action reasonably requested, to effect the transactions contemplated hereby.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Parties hereto have caused this Membership Interest Purchase Agreement to be duly executed as of the date first above written.

SELLER:
Global Energy Holdings Group, Inc.

By: ______________________________

BUYER:
MAS Energy LFG 1, LLC

By:______________________________
Michael Hall, Its Authorized Officer

PARENT:
MAS Energy, LLC

By:______________________________
Michael Hall, Its Authorized Officer

IN WITNESS WHEREOF, the Parties hereto have caused this Membership Interest Purchase Agreement to be duly executed as of the date first above written.

SELLER:
Global Energy Holdings Group, Inc.

By: Michael E Ellis
COO

BUYER:
MAS Energy LFG 1, LLC

By: Michael Hall
Michael Hall, Its Authorized Officer

PARENT:
MAS Energy, LLC

By: Michael Hall
Michael Hall, Its Authorized Officer

SCHEDULE 1
to
Membership Interest Purchase Agreement

Debts, Obligations and Liabilities of the Company

1. Debts, Obligations and Liabilities to be retained by the Company and assumed by Buyer.

   1.1 All accrued amounts payable and other obligations and liabilities of the Company arising under any of the agreements listed in Schedule 2.

   1.2 All obligations and liabilities of the Company for the payment of any taxes, fees assessments and other charges arising out of the operations of the Company for all periods commencing on or after the date of the Closing.

2. Debts, Obligations and Liabilities to be assumed by Seller.

   2.1 All debts, obligations and liabilities of the Company other than those listed under Item 1 above.

SCHEDULE 2
to
Membership Interest Purchase Agreement

Contracts and Assets of the Company

1. Contracts and Assets to be retained by the Company and assumed by Buyer.

1.1 Landfill Gas Purchase Agreement. Contract No. 2008000121: Landfill Gas Purchase Agreement, dated July 22, 2008, between Charlotte County and the Company, as successor to North American Natural Resources – Southeast LLC, pursuant to the Novation Agreement.

1.2 Site Lease Agreement. Site Lease Agreement, dated July 22, 2008, between Charlotte County and the Company, as successor to North American Natural Resources – Southeast LLC, pursuant to the Novation Agreement.

1.3 Novation Agreement. Novation agreement, dated January 22, 2009, between Charlotte County, North American Natural Resources – Southeast LLC and the Company with respect to the Landfill Gas Purchase Agreement and the Site Lease Agreement.

1.4 Project Assignment Agreement. Project Assignment Agreement, dated January 20, 2009, between North American Natural Resources – Southeast LLC, and the Company.

1.5 Energy Project Consulting Agreement. Energy Project Consulting Agreement, dated November 21, 2008 between the Company, as successor to Global Energy Systems Inc., and Riley Park Hayden & Associates.

1.6 Assignment Agreement. Assignment Agreement, dated June __, 2009, between the Company and Global Energy Systems Inc. with respect to the Energy Project Consulting Agreement.

1.7 Deposits and Rights. All deposits and rights to payments previously made under any of the agreements listed in Items 1.1 through 1.6 above.

2. Contracts and Assets to be transferred to Seller.

None.